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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 33-19487, 33-99976
and 333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreement, the X-Cardia 1996 Stock Option Plan and the Microsurge Stock Option Plan of Imagyn Medical Technologies, Inc. and subsidiaries of our report dated July 13, 1998, appearing in the Annual Report on Form 10-K of Imagyn Medical Technologies, Inc. and subsidiaries for the year ended March 31, 1998.


/s/ DELOITTE & TOUCHE
Costa Mesa, California
July 13, 1998